UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 2, 2008

MELO BIOTECHNOLOGY HOLDINGS, INC.

 (Exact name of registrant as specified in its charter)

Canada (State of Incorporation)	03-30801 (Commission File No.)	N/A (IRS Employer Identification No.)

Room 1411, West Tower, Shuntak Center, 168-200 Connaught Rd., Central, Hong Kong
(Address of principal executive offices)

Registrant’s Telephone Number, including area code:  852-2559-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERATIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

On January 2, 2008, the Board of Directors appointed Mr. Michael Medlock as the Chief Executive Officer of the Company.

Mr. Medlock is 42 years old.  From 2005 to 2007, Mr. Medlock worked as the Managing Director of Sinostrategy Consulting Limited which is located in the United Kingdom.  Sinostrategy Consulting Limited is in the market entry and intercultural communication consulting business and specializes in European and Chinese markets.  As the Managing Director for Sinostrategy Consulting Limited Mr. Medlock was responsible for the overall management of the company. From 2002 to 2005, Mr. Medlock worked in Germany as an independent lecturer in business studies.  During the period from 2000 to 2002, Mr. Medlock engaged in entrepreneurial activities in the United Kingdom health food industry.

There are no family relationships between any of the current directors or officers of the Company and Mr. Medlock.

In conjunction with Mr. Medlock’s appointment as the Chief Executive Officer of the Company, the Board of Directors approved and executed an Employment Agreement with Mr. Medlock.  The terms of the Employment Agreement provide that Mr. Medlock will serve as Chief Executive Officer of the Company at the Board of Directors’ discretion.  The Employment Agreement also provides that, Mr.  Medlock shall be entitled to a monthly salary of HK$80,000 (approximately US$10,256) for the first 11 calendar months of each year, and a monthly salary of HK$120,000 (approximately US$15,384) for the month of December.  In addition to his monthly salary, Mr. Medlock shall be entitled to a profit sharing arrangement pursuant to the following terms: (a) if the annual after-tax profit of the of the Company’s group responsible for the sales of health products is above US$1,000,000, but below or equal to US$2,500,000, Mr. Medlock shall receive 3% of the portion of funds above US$1,000,000; and (b) if the annual after-tax profit of the Company’s group responsible for the sale of health products is above US$2,500,000, Mr. Medlock shall receive 4% of the portion of funds above US$2,500,000, in addition to the profit sharing set forth in section (a) above.  In addition to the foregoing, Mr. Medlock shall be provided with a housing allowance of HK$10,000 (approximately US$1,282) per month.  In the event that either the Company or Mr. Medlock wishes to terminate Mr. Medlock’s employment arrangement, the terminating party shall be required to provide either three month’s notice prior to the termination of employment or three month’s salary in lieu of such notice.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(d)

Exhibit 10.9 – Employment Agreement dated January 2, 2008, by and between Melo Biotechnology Holdings, Inc. and Michael Medlock.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned duly authorized.

Melo Biotechnology Holdings Inc.

By: /S/ Fung Ming

Fung Ming, Director

January 8, 2008

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